UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   November 10, 2008
(Date of earliest event reported)

CHINA HOUSING & LAND DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province
China 710054
(Address of principal executive offices) (zip code)

86-029-82582632
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of die following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CPR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the, Exchange Act (17 CFR240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement

        On November 10, 2008, China Housing & Land Development, Inc. (the “Registrant”) announced through its news release that it entered into a framework agreement (the “Agreement”) with Prax Capital China Real Estate Fund I, Ltd., (“Prax Capital”) to develop 79 acres within the Registrant’s Baqiao Project located in Xi’an (the “Target Land”). The Registrant owns the exclusive rights to develop the 487-acre Baqiao project site.

        Pursuant to the Agreement, Prax Capital will invest US$ 30 million for a 25% interest in the joint venture provided that Prax Capital and the Registrant are the prevailing bidders in the bidding of the land use rights with respect to the Target Land. The Registrant expects to fund the construction through cash from pre-sales and from the RMB 1 billion real estate construction credit line it secured from China Construction Bank earlier this year.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press release dated November 10, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 10, 2008

CHINA HOUSING & LAND DEVELOPMENT, INC.

By:	/s/ Pingji Lu
Name: Pingji Lu Title: Chief Executive Officer